                                                                   EXHIBIT 10.16


                          [LOGO OF RTC APPEARS HERE]




                              INDEMNITY AGREEMENT


                                    BETWEEN


                         RESOLUTION TRUST CORPORATION


                                      and


                             PAN AMERICAN BANK FSB
                             SAN MATEO, CALIFORNIA



                                  DATED AS OF

                               SEPTEMBER 9, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                                 page i

                                                                     Page
                                                                     ----
RECITALS..............................................................  1

ARTICLE I.............................................................  2
     DEFINITIONS......................................................  2
          1.1  Certain Defined Terms..................................  2
          1.2  Other Capitalized Terms................................  3

ARTICLE II............................................................  3
     INDEMNIFICATION OF AI INDEMNITEES................................  3
          2.1  General Indemnity......................................  3
          2.2  Limited Indemnity......................................  4
          2.3  Exclusions.............................................  5
          2.4  Limited Guaranty.......................................  7
          2.5  Third Party Beneficiaries..............................  7

ARTICLE III...........................................................  7
     INDEMNIFICATION OF RTC INDEMNITEES...............................  7
          3.1  General Indemnity......................................  7
          3.2  Third Party Beneficiaries..............................  8

ARTICLE IV............................................................  8
     INDEMNIFICATION PROCEDURES.......................................  8
          4.1  All Indemnitees........................................  8
          4.2  AI Indemnitees.........................................  8
          4.3  Advance of Defense Costs...............................  9

ARTICLE V............................................................. 10
     TERMINATION...................................................... 10

ARTICLE VI............................................................ 10
     MISCELLANEOUS.................................................... 10
          6.1  No Warranty............................................ 10
          6.2  Entire Agreement....................................... 10
          6.3  Headings............................................... 10
          6.4  Counterparts........................................... 10
          6.5  GOVERNING LAW.......................................... 11
          6.6  Successors............................................. 11
          6.7  Modification; Assignment............................... 11
          6.8  Notice................................................. 11
          6.9  Waiver................................................. 12
          6.10 Severability........................................... 12
          6.11 Corporation Obligation................................. 13
          6.12 Costs of Duplication................................... 13
          6.13 Effectiveness.......................................... 13

                              INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT dated as of this 9th day of September, 1994, is made by and between the RESOLUTION TRUST CORPORATION, a corporation organized and existing under the laws of the United States of America and having its principal office in Washington, D.C. (the "Corporation") and Pan American Bank FSB, organized and existing under the laws of the United States of America and having its principal place of business in San Mateo, California (the "Assuming Institution").

                                   RECITALS
                                   --------

     A. Pursuant to Section 5(d) of the Home Owners' Loan Act, as amended, 12 U.S.C. Section 1464(d) (the "HOLA"), the Office of Thrift Supervision of the Department of the Treasury ("OTS") has issued its Order No. _____ providing for the closing of Western Federal Savings Bank, formerly an insured savings association within the meaning of the FDI Act, organized as a federal association under Section 21A of the Federal Home Loan Bank Act, as amended, 12 U.S.C. Section 1441a and having its principal place of business in Marina Del Rey, California (the "Failed Association").

     B. Pursuant to Section 5(d)(2) of the HOLA, 12 U.S.C. Section l464(d)(2), and Section 11(c)(6)(B) of the FDI Act, 12 U.S.C. Section 1821(c)(6)(B), the OTS has appointed the Resolution Trust Corporation as Receiver of the Failed Association (in such capacity, the "Receiver") and the Resolution Trust Corporation has accepted the appointment.

     C. Pursuant to the Purchase and Assumption Agreement of even date herewith by and between the Receiver and the Assuming Institution (as the same may be modified or amended from time to time, the "Purchase and Assumption Agreement"), the Assuming Institution has assumed the deposit and certain other liabilities and purchased certain assets of the Failed Association.

     D. Pursuant to 12 U.S.C. Section 1823(c)(2)(A), the Corporation may provide assistance to the Assuming Institution to facilitate the transactions contemplated by the Purchase and Assumption Agreement, which assistance may include indemnification of the AI Indemnitees (as hereinafter defined) upon the determination of the Corporation's Chief Executive Officer ("CEO") that any one of the requisite conditions set forth in 12 U.S.C. Section 1823(c)(4)(A) as amended exists.

     E. The CEO has determined pursuant to 12 U.S.C. Section 1823(c)(4)(A) that providing indemnification pursuant to this Indemnity Agreement is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in such Failed Association and the total amount of the expenditures by, and obligations incurred by, the Corporation in connection with the exercise of such authority is the least costly to the deposit insurance fund of all possible methods for meeting that obligation.

     F. The Assuming Institution would not enter into the Purchase and Assumption Agreement without the indemnification provided under this Indemnity Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the Corporation and the Assuming Institution hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     1.1  Certain Defined Terms.  As used in this Agreement, the following terms
          ---------------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "Agreement" shall mean this Indemnity Agreement, as the same may
               ---------
be amended or supplemented from time to time. References to Articles, Sections, subsections and the like refer to the Articles, Sections and subsections and the like of this Agreement unless otherwise indicated.

          (b) "AI Indemnitees" shall mean (i) the Assuming Institution and its
               --------------
Affiliates, and (ii) the respective directors, officers, employees and agents of the Assuming Institution and its Affiliates; provided, however, that
                                             --------  -------
notwithstanding anything to the contrary contained herein, "AI Indemnitees" shall not include (x) any Affiliate of the Assuming Institution that was at any time an Affiliate of either the Failed Association or any Predecessor Thrift,
(y) any entity (including, without limitation, any Affiliate of the Assuming Institution) that is a successor-in-interest (whether by merger, consolidation, reorganization or otherwise) to any Affiliate of either the Failed Association or any Predecessor Thrift, or (z) any director, officer, employee or agent of the Assuming Institution or any Affiliate of the Assuming Institution that was at any time a director, officer, employee or agent of the Failed Association, any Predecessor Thrift, or any Affiliate of the Failed Association or any Predecessor Thrift.

          (c) "Costs" shall mean, with respect to any claim (or potential claim
               -----
under Section 2.2(c)), any and all costs, losses, liabilities, expenses (including attorneys' fees), judgments, fines and settlement amounts incurred in connection with such claim or potential claim, provided, however, that the amount of any indemnification provided to any AI Indemnitee hereunder for any such Costs shall be determined on an after-tax basis so as to reflect any reduction in taxes attributable to the payment by such AI Indemnitee of any such Costs.

          (d) "FA Affiliated Person" shall mean (i) the Failed Association, (ii)
               --------------------
any Predecessor Thrift, (iii) any Affiliate of either the Failed Association or any Predecessor Thrift, or (iv) any director, officer, employee or agent as such of any of the entities specified in subsections (i) through (iii) above.

          (e) "Indemnitee" shall mean any AI Indemnitee or any RTC Indemnitee,
               ----------
as the context may require.

          (f) "Indemnitor" shall mean the Corporation or the Assuming
               ----------
Institution, as the context may require.

          (g) "RTC Indemnitees" shall mean (a) the Corporation, (b) the
               ---------------
Receiver, and (c) the respective directors, officers, employees and agents of the Corporation and the Receiver.

          (h) "Standard Terms" shall mean the RTC Standard Purchase and
               --------------
Assumption Terms and Conditions, incorporated by reference, in (and expressly made a part of) the Purchase and Assumption Agreement.

          (i) "Third Party Claim" shall mean, with respect to any Indemnitee, a
               -----------------
claim against such Indemnitee by a Person that is not an Affiliate of such Indemnitee.

     1.2  Other Capitalized Terms.  Capitalized terms used in this Agreement and
          -----------------------
not otherwise defined herein shall have the respective meanings assigned to them in the Purchase and Assumption Agreement.


                                  ARTICLE II
                       INDEMNIFICATION OF AI INDEMNITEES

     2.1  General Indemnity. On the terms and conditions hereinafter set forth,
          -----------------
the Corporation shall indemnify and hold harm-less each AI Indemnitee against any and all Costs actually and reasonably incurred by any such AI Indemnitee in connection with any and all claims based upon any of the following:

          (a) any liability of the Failed Association not assumed by the Assuming Institution pursuant to the Purchase and Assumption Agreement on or after Association Closing;

          (b) the determination or appointment of a conservator or receiver by the appropriate regulatory authority for the Failed Association or any Predecessor Thrift or the acceptance of the Assuming Institution's bid to purchase certain assets and assume certain liabilities of the Failed Association;

          (c) any act or omission of any AI Indemnitee on behalf of the Receiver or the Corporation which is taken or omitted upon the specific written direction of the Receiver or the Corporation; and

          (d) any act or omission of any Dedicated Personnel which is (i) taken or omitted at the direction or upon the approval of the Receiver (whether written or verbal) pursuant to Article IX of the Standard Terms, or (ii) within the scope of the employment of such Dedicated Personnel as it relates to the services provided under Article IX of the Standard Terms.

     2.2  Limited Indemnity.
          -----------------

          (a) All assets purchased by the Assuming Institution pursuant to the Purchase and Assumption Agreement, whether on or after Association Closing, are transferred "as is," "where is," without any warranties, express or implied. Notwithstanding anything to the contrary contained in this Agreement, no indemnification shall be provided hereunder to any AI Indemnitee for any claim based upon, arising out of or relating to any such asset, including, without limitation, any Third Party Claims, except as expressly set forth in this
Section 2.2.

          (b) Subject to subsections (c), (d) and (e) below, the Corporation shall indemnify and hold harmless each AI Indemnitee against any and all Costs actually and reasonably incurred by any such AI Indemnitee in connection with any Third Party Claim arising out of or relating to any asset of the Failed Association purchased by the Assuming Institution pursuant to the Purchase and Assumption Agreement to the extent such claims is based upon any act or omission prior to Association Closing by any FA Affiliated Person.

          (c) In the case of any Third Party Claim or potential Third Party Claim based upon, arising out of or relating to an interest overcharge on any adjustable rate First Mortgage Loan, the indemnification provided under Section 2.2(b) (i) shall apply to potential Third Party Claims identified by the Assuming Institution, whether or not an actual Third Party Claim has been made or threatened, (ii) shall not in any event exceed the purchase price (as set forth in the Purchase and Assumption Agreement) of such First Mortgage Loan, and
(iii) shall be limited to indemnification for Costs that are directly attributable to net interest overcharges received by the Failed Association prior to Association Closing. As used herein, "net interest overcharge" means, with respect to any First Mortgage Loan, the difference between total interest overpayments and total interest underpayments received by the Failed Association in respect of such First Mortgage Loan prior to Association Closing.

          (d) No indemnification shall be provided to any AI Indemnitee under
Section 2.2(b) for any Third Party Claim (other than any Third Party Claim relating to an interest overcharge on any adjustable rate First Mortgage Loan) unless the Costs actually and reasonably incurred by such AI Indemnitee in connection with such claim exceed the sum of (i) the purchase price (as set forth in Article III or Article IV of the Standard Terms) of the asset to which such claim relates, plus (ii) any and all amounts (other than principal
                    ----
payments) recovered by such AI Indemnitee in connection with any claim by such AI Indemnitee arising out of or relating to such asset. The Corporation shall provide indemnification only in the amount of any such excess.

          (e) No indemnification shall be provided under Section 2.2(b) for any Third Party Claim (or potential Third-Party Claim under Section 2.2(c)) based upon, arising out of or relating to any act or omission by any AI Indemnitee. If any claim or potential claim for which indemnification is sought under
Section 2.2(b) is attributable in part to any act or omission by any AI Indemnitee, the Corporation shall provide indemnification only to the extent that such claim or potential claim is attributable to acts or omissions by any FA Affiliated Person. The Corporation, in its sole discretion, shall determine which, if any, Costs incurred in connection with any such Third Party Claim (or potential Third Party Claim) are attributable to acts or omissions by any AI Indemnitee.

     2.3  Exclusions. Notwithstanding anything to the contrary contained in this
          ----------
Agreement, no indemnification shall be provided hereunder to any AI Indemnitee for any claims or potential claim is based upon, arising out of or relating to any of the following:

          (a) any liability assumed by the Assuming Institution pursuant to the Purchase and Assumption Agreement on or after Association Closing;

          (b) any gross negligence or intentional misconduct of any AI Indemnitee, whether before or after Association Closing and, except as expressly provided in Section 2.1(c) above, any act or omission by any AI Indemnitee or any Transition Personnel on or after Association Closing, including, without limitation, any act or omission by any AI Indemnitee or any Transition Personnel with respect to any asset purchased by the Assuming Institution under the Purchase and Assumption Agreement and subsequently repurchased by the Receiver in accordance with the terms of the Purchase and Assumption Agreement;

          (c) any violation by any AI Indemnitee of any laws of the United States of America or any state thereof, including, without limitation, any antitrust, branching, employee benefit, banking or bank holding company or securities laws;

          (d) any claim or potential claim which could have been enforced against any AI Indemnitees had the Assuming Institution not entered into the Purchase and Assumption Agreement;

          (e) any alleged breach by any director of any AI Indemnitee of such director's fiduciary duty or duty of care to the shareholders of such AI Indemnitee, including, without limitation, any shareholder derivative suit;

          (f) any claim or potential claim based upon, arising out of or relating to any asset purchased by the Assuming Institution pursuant to any Mortgage Loan Sale Agreement; and

          (g) with respect to any asset purchased by the Assuming Institution pursuant to the Purchase and Assumption Agreement on or after Association Closing, any claim or potential claim based upon, arising out of or relating to
(i) title to, or the value, collectibility, enforceability or condition of, or the existence of liens or encumbrances affecting, any such asset, (ii) conditions of, or generated by, any such asset arising from or related to the generation, storage, manufacturing, refining, transportation, treatment, disposal, deposit, dumping, placing, spilling, discharge, or release or other presence of any hazardous substance or toxic substance, or any pollutant or contaminant, (iii) the presence of asbestos or other toxic substance used in construction of, or rehabilitation of, or on any such asset, (iv) the presence of radon or petroleum or petroleum byproducts or gases or pesticide products or nuclear materials on any such asset, or (v) conditions of any such asset which violate any applicable Federal, state or local law or regulation for environmental protection.

          2.4  Limited Guaranty.  The Corporation hereby guarantees performance
               ----------------
of the Receiver's obligation to repurchase certain assets from the Assuming Institution upon the exercise of the Assuming Institution's right (if any) to resell certain assets to the Receiver pursuant to Section 3.3(b) of the Standard Terms. It is a condition to the Corporation's obligation hereunder that the Assuming Institution shall comply in all respects with the applicable provisions of the Purchase and Assumption Agreement. The Corporation shall be liable hereunder only for such amounts, if any, as the Receiver is obligated to pay under the terms of the Purchase and Assumption Agreement but shall fail to pay.

          2.5  Third Party Beneficiaries.  Each AI Indemnitee is an intended
               -------------------------
third party beneficiary of this Agreement (other than the Assuming Institution, which is a party hereto). Each AI Indemnitee (including the Assuming Institution) may enforce the Corporation's obligations to such AI Indemnitee hereunder directly and without any need for any consent, assistance or intervention of any other AI Indemnitee.


                                  ARTICLE III
                      INDEMNIFICATION OF RTC INDEMNITEES

          3.1  General Indemnity.  On the terms and conditions hereinafter set
               -----------------
forth, the Assuming Institution shall indemnify and hold harmless each RTC Indemnitee from and against any and all Costs incurred in connection with any and all claims based upon, arising out of or relating to any of the following:

          (a) any liability assumed by the Assuming Institution pursuant to the Purchase and Assumption Agreement on or after Association Closing;

          (b) any act or omission of any AI Indemnitee (including, by way of example only and expressly without limitation, any act or omission by any AI Indemnitee with respect to any asset of the Failed Association purchased by the Assuming Institution under the Purchase and Assumption Agreement and subsequently repurchased by the Receiver), other than any act or omission subject to Section 2.l(c) of this Agreement;

          (c) any reliance on, or use of, any "Phase I" environmental report or similar environmental audit report provided to the Assuming Institution pursuant to Section 4.9(b) of the Standard Terms; and

          (d) the Assuming Institution's notice to depositors required by
Section 5.3 of the Standard Terms.

     3.2  Third Party Beneficiaries.  Each RTC Indemnitee (other than the
          -------------------------
Corporation, which is a party hereto) is an intended third party beneficiary of this Agreement. Each RTC Indemnitee (including the Corporation) may enforce the Assuming Institution's obligations to such RTC Indemnitees hereunder directly and without the need for any consent, assistance or intervention of any other RTC Indemnitee.


                                  ARTICLE IV
                          INDEMNIFICATION PROCEDURES

     4.1  All Indemnitees. Subject to Article V, and with respect to (i) any
          ---------------
claim made or threatened against any Indemnitee for which such Indemnitee is or may be entitled to indemnification under this Agreement, and (ii) any potential claim for which indemnification may be sought under Section 2.2(c), it shall be a condition to such indemnification that such Indemnitee shall:

          (a) give written notice to the Indemnitor of such claim as soon as practicable after such claim is made or threatened (or, in the case of any such potential claim, as soon as practicable after such Indemnitee becomes aware of any facts or circumstances on which such potential claim may be based), which notice shall specify in reasonable detail the nature of the claim or potential claim and the amount (or an estimate of the amount) of the claim or potential claim;

          (b) provide to the Indemnitor such information and cooperation with respect to such claim or potential claim as the Indemnitor may reasonably require, including, without limitation, making appropriate personnel available to the Indemnitor at such times as the Indemnitor shall request (provided, that
                                                                 --------
such personnel are under the employ of the Indemnitee at such time) and providing copies of invoices or other evidence of expense incurred;

          (c) cooperate and take all such steps as the Indemnitor may reasonably request to preserve and protect any defense to such claim or potential claim; and

          (d) upon reasonable prior notice, afford to the Indemnitor the right, which the Indemnitor may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim or potential claim.

     4.2  AI Indemnitees.  With respect to any claim made or threatened against
          --------------
any AI Indemnitee for which such AI Indemnitee is or may be entitled to indemnification under this Agreement, and with respect to any potential claim for which indemnification may be sought under Section 2.2(c), it shall be a further condition to such indemnification that such AI Indemnitee, in addition to complying with the provisions of Section 4.1, shall:

          (a) neither incur any material expense to defend against nor settle or compromise such claim or potential claim or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which would expose such AI Indemnitee to unindemnified liability) without the prior written consent of the Corporation (which consent shall not be unreasonably withheld); and

          (b) upon reasonable prior notice, afford to the Corporation the right, in its sole discretion and at its expense, to control the defense of such claim or potential claim, including, without limitation, the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim or potential claim; provided, however,
                                                              --------  -------
that the Corporation shall have advised such AI Indemnitee that, to the best of the Corporation's knowledge at such time, such AI Indemnitee is entitled to be indemnified hereunder with respect to such claim or potential claim; and provided further, that prior to entering into a final settlement or compromise,
-------- -------
(i) the Corporation shall use its best efforts in the light of the then prevailing circumstances (including, without limitation, any express or implied time constraint on any pending settlement offer) to consult with such AI Indemnitee as to the terms of settlement or compromise and shall use its best efforts to incorporate suggested modifications if such modifications (A) would reduce the risk to such AI Indemnitee of liability not indemnified hereunder and
(B) would not materially adversely affect the Corporation, (ii) the Corporation shall obtain the relevant AI Indemnitee's consent (which consent shall not be unreasonably withheld) to such settlement or compromise if, and only if, (A) such settlement or compromise would result in a Cost to such AI Indemnitee for which it is not indemnified hereunder solely because of the limitation set forth in Section 2.2(c) hereof, and (B) the Corporation would not be required to pay any indemnity amounts hereunder in respect of such settlement or compromise; and
(iii) the Corporation shall obtain the relevant AI Indemnitee's consent (which consent shall not be unreasonably withheld) to such settlement or compromise if such settlement or compromise would result in injunctive relief against such AI Indemnitee.

     4.3  Advance of Defense Costs.  The Corporation, in its sole discretion,
          ------------------------
may reimburse any AI Indemnitee for any Costs actually and reasonably incurred by such AI Indemnitee in the defense of any claim or potential claim for which indemnification may be sought hereunder in advance of the final disposition of such claim or potential claim; provided, that such AI Indemnitee shall undertake
                               --------
in writing to repay any such amounts to the Corporation at such time as it is determined that such AI Indemnitee is not entitled to indemnification hereunder with respect to such claim or potential claim.


                                   ARTICLE V
                                  TERMINATION

          Any notice given under Section 4.1(a) above with respect to any request for indemnification made under this Indemnity Agreement must be received on or before the date seven (7) years after Association Closing (the "Termination Date"); no indemnification shall be provided under this Agreement with respect to any such notice or claim or request for indemnification received after the Termination Date.


                                  ARTICLE VI
                                 MISCELLANEOUS

     6.1  No Warranty.  Nothing in this Indemnity Agreement shall be construed
          -----------
or deemed to (a) expand or otherwise alter any warranty or disclaimer thereof provided under the Purchase and Assumption Agreement with respect to, among other matters, title to, the value, collectibility, genuineness, enforceability or condition of, or the existence of any liens or encumbrances affecting, any asset of the Failed Association purchased by the Assuming Institution pursuant to such Purchase and Assumption Agreement on or after the date of Association Closing, or (b) create any warranty not expressly provided under the Purchase and Assumption Agreement with respect to any such asset.

     6.2  Entire Agreement.  This Agreement, the Purchase and Assumption
          ----------------
Agreement and the other Related Agreements embody the entire agreement of the parties in relation to the subject matter hereof and thereof and supersede all prior understandings or agreements, oral or written, between the parties hereto and thereto.

     6.3  Headings.  The headings and subheadings of the Table of Contents,
          --------
Articles and Sections contained in this Agreement, except the terms identified for definition in Article I, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     6.4  Counterparts.   This Agreement may be executed in any number of
          ------------
counterparts and by a different party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     6.5  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
          -------------
HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     6.6  Successors.  Subject to the limitations of Section 6.7, all terms and
          ----------
conditions of this Agreement shall be binding on the successors and assignees of the Corporation and the Assuming Institution. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Corporation, the Receiver and the Indemnitees any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of the Corporation, the Receiver and the other Indemnitees and for the benefit of no other Person.

     6.7  Modification; Assignment.  No amendment or other modification,
          ------------------------
rescission, release, annulment or assignment of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the Corporation and the Assuming Institution. No assignment of this Agreement or any portion hereof shall be effective as a discharge or release unless specifically provided for in an instrument of consent to such assignment.

     6.8  Notice.  Any notice, request, demand, consent, approval or other
          ------
communication to any party hereto or the Receiver shall be effective when received and shall be given in writing, and delivered in person against receipt therefor, or sent by registered mail, postage prepaid or courier service to its address set forth below or at such other address as it shall hereafter furnish in writing to the others. All such notices and other com-munications shall be deemed given on the date received by the addressee.

CORPORATION
-----------

Resolution Trust Corporation
801 17th Street, N.W.
Washington, D.C.  20434

Attention:  Senior Vice President
            and General Counsel

with a copy to:

Resolution Trust Corporation
4000 McArthur Blvd.
Newport Beach, CA 92660-2516

Attention:  Assistant General Counsel (RTC)

ASSUMING INSTITUTION
--------------------

Pan American Bank FSB
1300 South El Camino Real
P.O. Box 2079
San Mateo, California  94401-0986

Attention:  President

     6.9  Waiver.  The Corporation, the Assuming Institution and any other
          ------
Indemnitee may waive its respective rights, powers or privileges under this Agreement; provided, that any such waiver shall be in writing; and provided
           --------                                                --------
further, that no failure or delay on the part of the Corporation, the Assuming
-------
Institution or any other Indemnitee to exercise any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Corporation, the Assuming Institution or any other Indemnitee under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right,, power or privilege under this Agreement.

     6.10  Severability.   If any provision of this Agreement is invalid or
           ------------
unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     6.11  Corporation Obligation.  Nothing in this Agreement is intended or
           ----------------------
shall be construed to create in any way any liability or obligation on the part of the United States of America or any department or agency thereof (other than the Corporation) under or in respect of this Agreement, or any provision hereof, it being the intention of the parties hereto that the obligations undertaken by the Corporation hereunder are the sole and exclusive responsibility of the Corporation and no other Person or entity.

     6.12  Costs of Duplication.  The costs of duplication of documents provided
           --------------------
in connection with the matters contemplated hereunder shall be paid in the manner provided in Sections 8.4(c) and 8.4(d) of the Standard Terms by the party requesting copies of such documents.

     6.13  Effectiveness.   This Agreement shall become effective at such time
           -------------
as the conditions set forth in the Purchase and Assumption Agreement shall have been satisfied or waived.

     IN WITNESS WHEREOF, the Corporation and the Assuming Institution on behalf of all of the Indemnitees have caused this Agreement to be executed by their duly authorized representatives on the date first above written.


RESOLUTION TRUST CORPORATION

                                  Attest:

By: /s/ [SIGNATURE ILLEGIBLE]     /s/ [SIGNATURE ILLEGIBLE]
    --------------------------    --------------------------

PAN AMERICAN BANK FSB
SAN MATEO, CALIFORNIA


                                  Attest:

By: /s/ LAWRENCE J. GRILL         /s/ [SIGNATURE ILLEGIBLE]
    --------------------------    --------------------------
    President